EXHIBIT 99.4

I/N Kote
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and
Nippon Steel Corporation)

Financial Statements as of
September 30, 2020 and December 31, 2019
and for the nine months ended
September 30, 2020 and September 30, 2019

Financial Statements
I/N Kote
(A Partnership between Subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation)

Unaudited Condensed Balance Sheets

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$21,971,700	$1,155,468
Accounts receivable - net	41,394,550	29,714,001
Inventory - steel	39,735,419	63,448,669
Receivables from related parties:
AMUSA Kote	5,831,500	223,564
NS Kote	5,831,500	223,564
AMUSA - Corporate	28,177,769	9,288,612
AMUSA - Burns Harbor	6,181,158	4,947,600
Total Current Assets	149,123,596	109,001,478
Property plant & equipment, at cost:
Property plant & equipment	661,940,184	660,416,668
Less: accumulated depreciation	(572,498,157)	(568,590,799)
Total property, plant & equipment, net	89,442,027	91,825,869
Other assets:
Spares and repair parts	9,112,172	9,052,996
TOTAL ASSETS	$247,677,795	$209,880,343
LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$1,325,698	$1,680,139
Accrued interest	79,624	277,048
Payable to related parties:
AMUSA - IHE	9,776,679	2,672,069
I/N Tek	784,045	361,027
Nippon Steel & Sumitomo Metal Corp. USA	5,239	32,274
Current portion of long term debt	10,642,492	7,284,462
Other accrued liabilities	10,437,715	9,678,665
Total current liabilities	33,051,492	21,985,684
Long-term liabilities:
Partner loans	—	8,072,386
Post retirement benefits	51,092,196	49,030,100
TOTAL LIABILITIES	84,143,688	79,088,170
Commitments and contingencies (See Note 5 and Note 9)
Partners’ equity (see Note 1):
Contributions from partners, net of distributions	142,392,722	130,729,722
Accumulated other comprehensive loss	(9,224,019)	(9,405,516)
Retained earnings, net of distributions	30,365,404	9,467,967
TOTAL EQUITY	$163,534,107	$130,792,173
TOTAL LIABILITIES AND EQUITY	$247,677,795	$209,880,343
The accompanying notes are an integral part of these unaudited condensed financial statements.

I/N Kote
(A Partnership between Subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation)
Statements of Unaudited Operations and Comprehensive Income

	Nine Months Ended September 30,
	2020	2019
Sales revenue	$265,247,423	$364,650,786

Operating costs and expenses:
Production expenses - excludes depreciation and amortization expense disclosed below	69,424,178	89,552,937
Substrate costs	170,642,824	240,834,459
Depreciation and amortization expense	4,180,984	4,341,455
Interest expense to Partners	102,000	428,736
Total expenses costs	244,349,986	335,157,587
Net income	$20,897,437	$29,493,199

Other Comprehensive income (loss):
Defined benefit plans:
Amortization of actuarial losses and prior service (credit)	$181,497	$(407,438)
Total other comprehensive income (loss)	181,497	(407,438)
Comprehensive income	$21,078,934	$29,085,761
The accompanying notes are an integral part of these unaudited condensed financial statements.

I/N Kote
(A Partnership between Subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation)
Statements of Unaudited Changes in Partners’ Equity

	Contributed Capital - Net of Distributions	Retained Earnings - Net of Distributions	Accumulated Other Comprehensive Loss	Total Partners’ Equity
Balance January 1, 2020	$130,729,722	$9,467,967	$(9,405,516)	$130,792,173
Contributions from partners (Note 5)	11,663,000	—	—	11,663,000
Net income	—	20,897,437	—	20,897,437
Other comprehensive income	—	—	181,497	181,497
Balance - September 30, 2020	$142,392,722	$30,365,404	$(9,224,019)	$163,534,107

	Contributed Capital - Net of Distributions	Retained Earnings - Net of Distributions	Accumulated Other Comprehensive Loss	Total Partners’ Equity
Balance January 1, 2019	$124,428,191	$14,513,782	$(6,980,045)	$131,961,928
Contributions from partners (Note 5)	4,377,000	—	—	4,377,000
Net income	—	29,493,199	—	29,493,199
Other comprehensive loss	—	—	(407,438)	(407,438)
Balance September 30, 2019	$128,805,191	$44,006,981	$(7,387,483)	$165,424,689
The accompanying notes are an integral part of these unaudited condensed financial statements.

I/N Kote
(A Partnership between Subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation)

Statements of Unaudited Cash Flows

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net Income	$20,897,437	$29,493,199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,180,984	4,341,455
Changes in assets and liabilities:
Accounts receivable	(11,680,549)	(7,760,390)
Inventories	23,439,624	(10,545,536)
Other assets	(59,152)	(219,841)
Accounts payable	(273,628)	(310,697)
Payables to and receivables from related parties	(12,622,123)	(11,365,993)
Accrued interest	(197,424)	(176,824)
Other accrued liabilities	2,821,119	968,511
Deferred employee benefits	181,497	(407,438)
Net cash provided by operating activities	26,687,785	4,016,446

Cash flows used in investing activities:
Capital expenditures	(1,604,329)	(2,998,663)
Net cash used in investing activities	(1,604,329)	(2,998,663)

Cash flows from financing activities:
Proceeds from capital loans from Partners	2,570,203	2,577,163
Principal payments on capital loans from Partners	(7,284,559)	(5,342,522)
Contributions from partners - AMUSA Kote, Inc.	3,150,766	2,427,742
Contributions from partners - NS Kote, Inc.	3,150,766	2,427,742
Distributions to partners - AMUSA Kote, Inc.	(2,927,200)	(4,564,975)
Distributions to partners - NS Kote, Inc.	(2,927,200)	(4,564,975)
Net cash used in financing activities	(4,267,224)	(7,039,825)

Net increase (decrease) in cash & equivalents	20,816,232	(6,022,042)
Cash & equivalents - beginning of period	1,155,468	20,452,515
Cash & equivalents - end of period	$21,971,700	$14,430,473

Noncash investing and financing activities:
Capital expenditures included in accounts payable	$17,199	$213,272
Cash paid during the period for interest	$537,204	$638,445
The accompanying notes are an integral part of these unaudited condensed financial statements.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
General Description of the Partnership - I/N Kote (the “Partnership”), a Delaware limited partnership, is 50% owned by ArcelorMittal Kote, Inc. (“AMUSA Kote”), a wholly owned subsidiary of ArcelorMittal USA LLC (“AMUSA”), and 50% owned by NS Kote, Inc. (“NS Tek”), an indirect wholly owned subsidiary of Nippon Steel Corporation (NSC) (collectively, the “Partners”). The Partnership was formed for the purpose of constructing, owning, financing, and operating a coating facility to process substrate as hot-dipped galvanized (CGL) or electro-galvanized (EGL) steel and for the sale of such products principally to the automotive market. The EGL was commissioned on September 9, 1991, and the CGL was commissioned on November 23, 1991. Funding for the CGL/EGL facility was provided by the Partners and by a loan from Mizuho Corporate Bank Limited, formerly the Industrial Bank of Japan, Chicago Branch. Refer to footnotes 2 and 4.
Basis of Presentation - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. There have been no material changes in our significant accounting policies and estimates from those disclosed in our annual report for the year ended December 31, 2019. The financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. All such adjustments are of a normal recurring nature.
2. ORGANIZATION OF THE PARTNERSHIP
On December 20, 2002, the Partners agreed to extend the term of the Partnership through December 31, 2021, and to amend and restate the Basic Agreement (“Basic Agreement”) in its entirety.
In accordance with the Basic Agreement, as amended, between AMUSA and NSC dated September 12, 1989, and as amended on December 20, 2002, AMUSA Kote and NS Kote contributed $60 million each in capital contributions and committed an additional $60 million as a loan to the Partnership in proportion to their ownership interests.
The Partnership operates as an independent entity under the control of a management committee (the “Management Committee”) comprising three representatives from each of the Partners. Significant matters, as defined in the Partnership Agreement, require unanimous approval by the Management Committee.
The Partners have entered into several other agreements relating to services and personnel to be provided by the Partners, fees for the use of certain technologies, and a sales agreement with AM USA. These agreements are discussed further in Note 5.
3. INVENTORIES STATED AT LIFO
Inventories as of September 30, 2020 and December 31, 2019, are classified as follows:

	September 30, 2020	December 31, 2019
Steel inventories:
Raw substrate	$1,688,908	$658,316
Finished products	37,174,324	62,032,276
Total steel inventories	$38,863,232	$62,690,592
Coating materials and supplies	872,187	758,077
Total inventories	$39,735,419	$63,448,669

4. FINANCING ARRANGEMENTS
Subordinated Capital Loans from Partners - On July 29, 1993, the Partnership entered into a subordinated loan agreement with the Partners. The Partner Capital Expenditure Loan Agreement (“Capital Agreement”) provides the Partnership with the ability to obtain loans from the Partners to fulfill certain types of maintenance and capital expenditure needs. The Partnership had Capital Agreement loans outstanding of $10,642,492 as of September 30, 2020 and $15,356,848 as of December 31, 2019.
The Capital Agreement calls for semiannual payments commencing six months from the draw date of each borrowing under the Capital Agreement. The amount and maturity period of each draw is determined by recommendation of the Management Committee. The rate of each borrowing is 2% over the average yield to maturity of the most recently issued five-year U.S. Treasury note (or shorter maturity note if the loan maturity is less than five years), readjusted every five years, as is necessary, based upon the maturity of the note. If the Partnership fails to make timely payments under the Capital Agreement, upon demand by the Partners, it shall pay interest on the overdue amount from the due date to the date of actual payment at a rate of 2% per annum above the rate, which would have been payable if the overdue amount had, during the period of nonpayment, constituted a draw under the Capital Agreement. Interest rates on borrowings under the Capital Agreement range from 2.15% to 4.51%. All Partner Loans are subordinate to the position of the revolving credit facility.
The current and noncurrent portions of capital loans from Partners at September 30, 2020 and December 31, 2019, is comprised of the following:

	September 30, 2020	December 31, 2019
Current loans under Capital Agreements:
AMUSA Kote	$5,321,246	$3,642,231
NS Kote	5,321,246	3,642,231
Total current portion of capital loans from Partners	10,642,492	7,284,462
Noncurrent loans under Capital Agreements:
AMUSA Kote	—	4,036,193
NS Kote	—	4,036,193
Total noncurrent portion of capital loans from Partners	—	8,072,386
Total capital loans from Partners	$10,642,492	$15,356,848
The aggregate loans under capital agreements were settled as part of I/N Post-Closing Agreement - described in Note 10 Subsequent Events.
5. COMMITMENTS AND RELATED-PARTY TRANSACTIONS
In connection with its formation, the Partnership entered into a number of agreements with AMUSA, NSC, and the Partners, which have defined each party’s commitments with regard to the Partnership. The material aspects of certain significant agreements and the related commitments of the Partnership are discussed in the following paragraphs.
Technology Transfer Agreements - Under the terms of the technology transfer agreement, as amended, with AMUSA, AMUSA granted the Partnership a license to use AMUSA’s technology for the operation and maintenance of the coating facility. AMUSA also agreed to provide the Partnership with standard practice instructions for the operation and maintenance of the EGL, to provide training to Partnership personnel in statistical process control methods and applications, and to provide assistance and advice related to the start-up of the coating facility. The technology transfer agreement is effective for the term of the Partnership Agreement, which expires on December 31, 2021.

Under the terms of a technology transfer agreement with NSC, NSC granted the Partnership a license to use NSC’s technology in the maintenance and operation of the CGL and in the D-Coating of EGL products. NSC also agreed to provide standard practice instructions in the operation and maintenance of the CGL, training of the Partnership’s operations and maintenance personnel, assistance with the start-up of operations, and training of the Partnership personnel in NSC quality control procedures. The technology transfer agreement is effective for the term of the Partnership Agreement, which expires December 31, 2021.
Relationship to I/N Tek - The parent companies of the Partnership also formed a partnership called I/N Tek. I/N Tek, which is owned 60% by AMUSA Tek, Inc. (a subsidiary of AMUSA) and 40% by NS Tek, Inc. (a subsidiary of NSC), operates a cold rolling mill steel finishing facility that processes hot band steel into cold rolled steel. I/N Tek and the Partnership run concurrently and adjacent to each other in New Carlisle, Indiana. The Partnership shares its senior management and other personnel resources with I/N Tek. Salaried employees’ assignment to the appropriate Partnership is determined by the Management Committee.
As of September 30, 2020 and December 31, 2019, payables of $784,045 and $361,027, respectively, to I/N Tek were comprised primarily of utility charges paid by I/N Tek on behalf of the Partnership.
Substrate Supply Agreement - Under a Substrate Supply Agreement with AMUSA, as amended (“Substrate Agreement”), AMUSA is to provide the Partnership with its substrate requirements. The Partnership is required to provide estimated demands for each production year not less than 90 days in advance of the commencement of the production year. AMUSA is to provide substrate produced at either I/N Tek or various AMUSA locations. The supply price for the substrate is determined based upon a formula as specified in the Substrate Agreement. Under the formula, the cumulative yearly supply price is computed on the basis of the Partnership’s operating, financing and equity costs that result in an annual return on equity to the Partners, depending on operating levels, of up to 10%. The Substrate Agreement with AMUSA expires on December 31, 2021.
As defined in the Substrate Agreement, AMUSA is obligated to provide a sufficient amount of production orders in any semiannual period to either the CGL or EGL of the Partnership to allow that line to operate at a minimum level, or be subject to a base loading fee (the “Base Loading Obligation”). The base load fee decreases the aggregate substrate price for the applicable line’s product. The base load fee is distributed by the Partnership to each partner in proportion to their ownership interests. AMUSA met its Base Loading Obligation in 2019 for all lines. Any consideration relative to the Base Load Obligation for 2020 would have been incorporated as part of the I/N Post-Closing Agreement described in Note 10 Subsequent Events.
In addition, as outlined in the Substrate Agreement, if the operating rate for either the CGL or EGL falls below 80% for any year, a unit price adjustment, as defined, is required. The amount of the unit price adjustment is reduced by the amount of any Base Loading Obligation during the year. The unit price adjustment increases the aggregate substrate price for the applicable line’s product to the amount that it would have been if the respective line had achieved an operating rate of 80%. As the operating rate of the EGL line was below 80% in 2020 and 2019 and no Base Loading Obligation was required, a unit price adjustment was recorded to increase the cost of substrate by $11,663,000 and $4,377,000 for the nine months ending September 30, 2020 and 2019, respectively. The provisions of the Substrate Agreement require that the unit price adjustment for both the EGL and the CGL be funded by the Partners in proportion to their ownership interests as a capital contribution, net of any equity return. The unit price adjustment required an additional capital contribution from each Partner of $5,831,500 and $2,188,500 for the nine months ending September 30, 2020 and 2019, respectively.
Tolling Agreement with AMUSA - Burns Harbor - As outlined in the agreement, the Partnership can perform tolling services for third parties if unused capacity exceeds 5%. A customer of AMUSA - Burns Harbor has requested that it be permitted to purchase products coated at the Partnership directly from AMUSA - Burns Harbor rather than from the Partnership. In order to accommodate this request, the Partners and the Partnership have agreed that under certain limited circumstances the Partnership will coat substrate owned by AMUSA - Burns Harbor in exchange for the payment of a toll as specified in the tolling agreement (the “Tolling Agreement”) between the Partnership and AMUSA - Burns Harbor. The Tolling Agreement with AMUSA - Burns Harbor expires on December 31, 2021. The amount of the toll was $15,060,490 and $24,988,370 for the nine months ended September 30, 2020 and 2019, respectively, and is included in sales revenue in the statements of operations and comprehensive income. The amounts due from AMUSA - Burns Harbor were $6,181,158 and $4,947,600 as of September 30, 2020 and December 31, 2019, respectively.
Sales Agreement with AMUSA - AMUSA has entered into an exclusive sales agreement (the “Sales Agreement”) with the Partnership to provide the Partnership with sales and sales-related services, including credit and collections. Commissions paid to AMUSA are based upon a specified percentage of the net sales price by product as outlined in the Sales Agreement. Commissions paid to AMUSA under this agreement for the nine months ended September 30, 2020 and 2019, were $2,455,995 and $3,316,817, respectively, and are included as production costs in the statements of unaudited operations and comprehensive income. The Sales Agreement with AMUSA expires on December 31, 2021.
Personnel Dispatch Agreements with Partners’ Parent Companies - The Partnership has entered into personnel dispatch agreements with AMUSA and NSC, whereby each of the parties furnish the Partnership with personnel to assist in the management and technical operation of the CGL/EGL facility. Employees furnished to the Partnership are compensated based on a salary structure approved by AMUSA and NSC. The Partnership also pays benefits and relocation expenses for these employees. Amounts incurred by the Partnership under these agreements were $157,560 and $320,499 for the nine months ended September 30, 2020 and 2019, respectively, which are included in production expenses in the statements of unaudited operations and comprehensive income.
Transactions with AMUSA - At September 30, 2020 and December 31, 2019, the Partnership’s net payable to AMUSA - Indiana Harbor East consisted of the following:

	September 30, 2020	December 31, 2019
Freight Liability - net of receivable	$(474,909)	$(914,870)
Substrate purchases payable	(9,301,769)	(1,757,199)
Total	$(9,776,678)	$(2,672,069)
Purchases of substrate from AMUSA for the nine months ended September 30, 2020 and 2019, totaled $141,544,299 and $244,688,175, respectively.
The receivable from affiliates of AMUSA includes cash collected by AMUSA on behalf of the Partnership. Several larger customers pay AMUSA for purchased steel from AMUSA and the Partnership. AMUSA segregates the cash receipts from such customers according to the origin of the sale. As of September 30, 2020 and December 31, 2019, the receivable from AMUSA related to this arrangement was $29,635,733 and $9,791,800, respectively.
AMUSA pays freight charges on behalf of the Partnership, and the Partnership reimburses AMUSA for those charges. Amounts outstanding for freight liability were $872,925 and $1,630,056 as of September 30, 2020 and December 31, 2019, respectively. Freight expenses, which are included in production expenses on the statements of unaudited operations and comprehensive income, were $1,242,027 and $5,713,528 for the nine months ended September 30, 2020 and 2019, respectively.
6. RETIREMENT BENEFIT PLANS
The Partnership maintains a 401(k) plan for bargaining unit employees. The Partnership does not contribute to this plan. The Partnership provides defined benefit pension benefits to represented employees hired before November 2005 and non-represented employees hired before January 2003 through the Partnership-sponsored pension plan administered by AMUSA. The plan is a noncontributory defined pension plan covering most all of the Partnership’s employees. Benefits under this sponsored plan are based on both services rendered while employed at the Partnership and any service rendered at affiliated companies prior to transfer of the Partnership. All the plan assets of the sponsored plan are held in the ArcelorMittal USA LLC Pension Trust (the “Trust Fund”). The Partnership’s actuarial method used in the determination of pension expense is the projected unit credit cost method.
Substantially all USW represented employees hired before June 23, 2016 are covered under postretirement life insurance and medical benefit plans that require deductible and premium payments from retirees. The postretirement life insurance benefits are primarily specific amounts for hourly employees. Most Medicare eligible participants participate in a Medicare Advantage Plan. The Company charges participants for a portion of the cost and pays a premium to a third-party insurer. Pre- Medicare retirees are covered under a self-insured plan. Employees hired after June 23, 2016 are not eligible for postretirement medical or life insurance benefits. In lieu of retiree medical coverage, these employees receive a 401(k) contribution of $0.50 per hour worked to a restricted Retiree Health Care Account.
The following are the components of defined benefit pension and other postretirement benefit plans costs (credits):

	Defined Benefit Pension Costs (Credits)		Other Postretirement Benefit Plans
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Service cost	$1,847,072	$1,571,116	$708,570	$649,979
Interest cost	2,112,371	2,449,164	1,042,595	1,254,134
Expected return on plan assets	(3,253,574)	(3,148,452)	—	—
Amortization:
Prior service costs (credits)	83,485	309,910	(717,348)	(717,348)
Net actuarial loss	815,360	—	—	—
Net periodic benefit cost	$1,604,714	$1,181,738	$1,033,817	$1,186,765
7. CONCENTRATION OF RISKS
As of September 30, 2020, approximately 83% of the active workforce was represented by the USW. The existing labor contract between the USW and the Partnership was renewed effective September 1, 2018. This contract expires on September 1, 2022.
8. INCOME TAXES
The results of operations of the Partnership are included in the income tax returns of the Partners, and accordingly, no provision for income taxes is included in the accompanying financial statements.
9. CONTINGENCIES
The Partnership is involved in various legal proceedings, which are incidental to the ordinary course of its business. Management does not believe that the adverse determination of any such routine litigation, either individually or in the aggregate, will have a material adverse effect on the Partnership’s business, financial condition, results of operations, or cash flows.

10. SUBSEQUENT EVENTS
The Partnership has evaluated subsequent events through the date the financial statements were issued, February 8, 2021.
The Partnership’s business operations and financial condition may be materially and adversely affected as a result of any weakening end-use market demand for steel in the wake of the global coronavirus outbreak. Due to the significant uncertainties surrounding the potential impacts of the coronavirus outbreak, the extent of any potential negative impact to the Partnership’s operating results cannot be reasonably estimated.
On October 28, 2020, ArcelorMittal S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg (“AM”) and Nippon Steel Corporation, a company incorporated under the laws of Japan (“NSC”) entered into the I/N Post-Closing Agreement whereby NSC elected to exercise its put options under Section 10(b) of the I/N Kote Basic Agreement and Section 10(b) of the Tek Basic Agreement and sell NS Kote’s 50% partnership interest in the Kote joint venture and the I/N Kote Partner Loans and NS Tek’s 40% partnership interest in the Tek joint venture and the I/N Tek Partner Loans to AM for a combined purchase price of $182,295,383.
On December 9, 2020, pursuant to the terms of an agreement, dated as of September 28, 2020 (the “Transaction Agreement”), by and between Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), and AM., AM sold to the Company substantially all of the operations of ArcelorMittal USA LLC, a Delaware limited liability company, and its subsidiaries AM USA. As contemplated by the terms of the Transaction Agreement, AM’s joint venture partner in the I/N Kote L.P. and I/N Tek L.P. joint ventures (collectively, the “I/N JVs”) exercised its put options pursuant to the terms of the I/N JVs’ joint venture agreements. As a result, the Company was required to purchase all of such joint venture partner’s interests in the I/N JVs for a transfer price of $182,295,383. Following the closing of the transaction, the Company, through its subsidiaries, owns 100% of the interests in the I/N JVs.